SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	September 30, 2005
Strategic Hotel Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 3, 2005, SHC DTRS, Inc., a wholly owned subsidiary of the operating partnership (the “Manager”) of Strategic Hotel Capital, Inc. (the “Company”), and Strategic Hotel Capital, L.L.C. (the “Client”) entered into a Letter Agreement (the “Letter Agreement”) modifying the Asset Management Agreement dated June 29, 2004 (as amended, the “Asset Management Agreement”) between the Client and the Manager, pursuant to which the Client retains the Manager to render certain services to the Client with respect to the Client’s indirect interest in seven hotel properties (the “Serviced Properties”). Pursuant to the Letter Agreement, any disposition of any of the Serviced Properties that occurs prior to January 1, 2006, including the previously announced sale of the Essex House in New York City, will be deemed to have occurred on January 1, 2006 for purposes of calculating the asset management fee due to the Manager for 2005 under the Asset Management Agreement. The Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement.

On October 5, 2005, the Company entered into a Shareholders Agreement (the “Agreement”) with The Prudential Insurance Company of America, PIC Realty Corporation, Strategic Value Investors, LLC, Prudential Assets, LLC, Prudential Investment Management, Inc., SHC/Olayan Redemption Vehicle, LLC, and SVI (SHC/Houston) Redemption Vehicle, LLC (collectively, the “Prudential Shareholders”). Pursuant to the Agreement, the Prudential Shareholders have the right, subject to the terms and conditions of the Agreement, to nominate one person as a director to the Board of Directors of the Company so long as the deemed beneficial ownership of the Prudential Shareholders in the Company is not less than 10% in the aggregate. The Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

On September 30, 2005, the Company executed an amendment (the “Amendment”) to its employment agreement with Laurence S. Geller, the Company’s Chief Executive Officer. The Amendment amends the Amended and Restated Employment Agreement, dated as of June 8, 2004 (the “Employment Agreement”) to extend from October 1, 2005 until December 31, 2005 the outside date by which a non-renewal notice may be provided by Mr. Geller or the Company. This action provides additional time for the Company and Mr. Geller to attend to the negotiation of the terms of Mr. Geller’s employment beyond the initial term of the Employment Agreement, which expires on December 31, 2005 if a non-renewal notice is given by Mr. Geller or the Company. The Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

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Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated October 3, 2005, between Strategic Hotel Capital, L.L.C. and SHC DTRS, Inc.
10.2	Shareholders Agreement, dated October 5, 2005, between the Company and the Prudential Shareholders
10.3	Amendment Number 1 to Employment Agreement, dated September 30, 2005, by and between the Company and Laurence S. Geller

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

October 5, 2005	By: /s/ Monte J. Huber
Name: Monte J. Huber
Title:	Vice President, Controller & Treasurer

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